Zafar Husain Siddiqui
	Chartered Accountant

						2 Robert Speck Pkwy, Suite 750
						Mississauga, Ontario L4Z 1H8
						Phone: (905) 677-7777
						Fax: (905) 272-5333

		Consent of Zafar Husain Siddiqui

	The under signed, Zafar Husain Siddiqui, Chartered Accountant, hereby consents
	to the use of my name and the use of my opinion dated july 09, 2002 on the
	consolidated financial statements of The Widecom group Inc. (the company)
 	for the year ended March 31, 2002 included in Form  10-K Annual Report
	being filed by the Company.



	Mississauga, ON				Zafar Husain Siddiqui
	July 9, 2002				Chartered Accountant